UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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PENWEST PHARMACEUTICALS CO.

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Investors:	Media:
MacKenzie Partners	Kekst and Company
Mark Harnett	Caroline Gentile
Laurie Connell	Donald C. Cutler
(212) 929-5500	(212) 521-4800
RISKMETRICS AND PROXY GOVERNANCE CONCLUDE THAT TURNING OVER
CONTROL OF PENWEST’S BOARD TO TANG-EDELMAN
IS NOT WARRANTED
COMPANY URGES SHAREHOLDERS TO VOTE ON THE WHITE PROXY CARD OR RUN
THE RISK OF GIVING THE TANG-EDELMAN GROUP CONTROL
PATTERSON, NY, June 14, 2010 — Penwest Pharmaceuticals Co. (Nasdaq: PPCO) today announced that in reports issued late Friday by RiskMetrics Group and Proxy Governance regarding the Company’s June 22 annual meeting, both services concluded that turning over control of the Company’s Board of Directors to Tang-Edelman is not warranted. They recommended that shareholders withhold their votes for two of the Tang-Edelman nominees and vote for just one of the Tang-Edelman candidates.
RiskMetrics states in its report, “Because the dissidents plan is very similar to what is already being implemented at the company, we do not believe supporting the entire dissident slate in this case is warranted. Moreover, given that the dissidents have not presented a detailed operational plan for the company and have shown interest in assuming management by replacing the current CEO with Mr. Tang, we believe majority board representation is not warranted.”
Similarly, Proxy Governance notes in its report that “...we are not convinced that the election of all of the dissident nominees — and the resulting change in board control — would be in the best interest of all shareholders.”
Glass Lewis, another independent proxy advisory service, recently said in its analysis that “...we do not believe the Dissidents’ outstanding concerns and strategic plan (which appears to share certain similarities with the Company’s own plan) warrant...[giving] the Dissidents majority control over the board.”
Penwest noted that RiskMetrics and Proxy Governance had recommended that shareholders vote the Gold card for a single Tang-Edelman nominee and withhold votes with respect to the other Tang-Edelman nominees in order to give the dissidents more representation on the Board but not majority control.
Penwest noted, however, that because of the significant ownership of Tang and Edelman, this recommendation was flawed and, if followed, would likely result in all three of the dissident nominees being elected — thereby giving the Tang-Edelman group Board control.
The Company said that while it strongly urges shareholders to vote to re-elect the Company’s three experienced directors, including CEO Jennifer Good, shareholders desiring to elect one additional dissident Board nominee without risking turning control over to Tang-Edelman should vote the WHITE card for two Company directors and withhold their vote for an individual Company director.

If shareholders have any questions on how to vote the WHITE card, they should call MacKenzie Partners at 877-736-9378 for additional information.
About Penwest Pharmaceuticals
Penwest is a drug development company focused on identifying and developing products that address unmet medical needs, primarily for rare disorders of the nervous system. Penwest is currently developing A0001, or a-tocopherolquinone, a coenzyme Q10 analog demonstrated to improve mitochondrial function in-vitro. Penwest is also applying its drug delivery technologies and drug formulation expertise to the formulation of our collaborators’ product candidates under licensing collaborations.
Penwest Forward-Looking Statements
The matters discussed herein contain forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, which may cause the actual results in future periods to be materially different from any future performance suggested herein. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words, “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” “appears,” “estimates,” “projects,” “targets,” “may,” “could,” and similar expressions are intended to identify forward-looking statements. Important factors that could cause results to differ materially include the following: the timing of clinical trials, such as the Phase IIa clinical trials referenced above, and risks related to patient enrollment; risks relating to the commercial success of Opana ER, including our reliance on Endo Pharmaceuticals Inc. for the commercial success of Opana ER, risks of generic competition and risks that Opana ER will not generate the revenues anticipated; the need for capital; regulatory risks relating to drugs in development, including the timing and outcome of regulatory submissions and regulatory actions with respect to A0001; whether the results of clinical trials will be indicative of the results of future clinical trials and will warrant further clinical trials, warrant submission of an application for regulatory approval of, or warrant the regulatory approval of, the product that is the subject of the trial; whether the patents and patent applications owned by us will protect the Company’s products and technology; actual and potential competition; and other risks as set forth under the caption Risk Factors in Penwest’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010, which risk factors are incorporated herein by reference.
The forward-looking statements contained in this press release speak only as of the date of the statements made. Penwest disclaims any intention or obligation to update any forward-looking statements, and these statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this release.
TIMERx is a registered trademark of Penwest. All other trademarks referenced herein are the property of their respective owners.
INFORMATION CONCERNING PARTICIPANTS

Information required to be disclosed with regard to the Company’s directors, director nominees, officers and employees who, under the rules of the Securities and Exchange Commission (the “SEC”), are considered to be “participants” in the Company’s solicitation of proxies from its shareholders in connection with its 2010 Annual Meeting of Shareholders (the “Annual Meeting”) may be found in the Company’s Definitive Proxy Statement for its 2010 Annual Meeting of Shareholders, as filed with the SEC on May 17, 2010 (the “2010 Proxy Statement”). Security holders may obtain a free copy of the 2010 Proxy Statement and other documents (when available) that the Company files with the SEC at the SEC’s website at www.sec.gov. Security holders may also obtain a free copy of these documents by writing the Company at: Penwest Pharmaceuticals Co., Attention: Corporate Secretary, 2981 Route 22, Suite 2, Patterson, New York 12563.
We have circulated a WHITE proxy card together with the 2010 Proxy Statement. We urge shareholders to vote FOR our nominees on the WHITE proxy card and not to sign or return a gold or other colored proxy card to the Company.